                                                                      Exhibit 12
                THE COLUMBIA GAS SYSTEM, INC. AND SUBSIDIARIES
 Statements of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
                                ($ in millions)


                                                                                         Twelve Months
                                                                                         Ended March 31,
                                                                                      -----------------------
                                                                                       1995            1994
                                                                                     -------         --------
Consolidated Income (Loss) from Continuing Operations
 before Income Taxes and Cumulative Effect
 of Accounting Change   . . . . . . . . . . . . . . . . . . . . . . . . . . . .        234.8          295.8

Adjustments:
  Interest during construction  . . . . . . . . . . . . . . . . . . . . . . . .           -               -
  Distributed (Undistributed) equity income . . . . . . . . . . . . . . . . . .         (6.8)          (0.5)
  Fixed charges . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         37.1           79.8
                                                                                     ---------     ---------
    Earnings Available  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        265.1          375.1
                                                                                     ---------     ---------

Fixed Charges:
  Interest on long-term and short-term debt . . . . . . . . . . . . . . . . . .          0.2            2.3
  Other interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         36.9           77.5
                                                                                     ---------     ---------
    Total Fixed Charges before Adjustments *, **  . . . . . . . . . . . . . . .         37.1           79.8
                                                                                     ---------     ---------

Adjustments:
  Gain/(Loss) on reacquired debt  . . . . . . . . . . . . . . . . . . . . . . .           -               -
                                                                                    ---------      ---------
    Total Fixed Charges . . . . . . . . . . . . . . . . . . . . . . . . . . . .         37.1           79.8
                                                                                     ---------     ---------


Ratio of Earnings Before Taxes to Fixed Charges . . . . . . . . . . . . . . . .         7.14           4.70
                                                                                     =========     =========

                                                                                              Twelve Months
                                                                                            Ended December 31,
                                                                                  ------------------------------------
                                                                                    1994          1993          1992
                                                                                  --------      --------      --------
Consolidated Income (Loss) from Continuing Operations
 before Income Taxes and Cumulative Effect
 of Accounting Change   . . . . . . . . . . . . . . . . . . . . . . . . . . . .    246.2         288.1         161.4

Adjustments:
  Interest during construction  . . . . . . . . . . . . . . . . . . . . . . . .        -             -             -
  Distributed (Undistributed) equity income . . . . . . . . . . . . . . . . . .     (0.9)         (0.1)         (0.1)
  Fixed charges . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     14.8         101.5          13.7
                                                                                 --------     ---------     ---------
    Earnings Available  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    260.1         389.5         175.0
                                                                                 --------     ---------     ---------

Fixed Charges:
  Interest on long-term and short-term debt . . . . . . . . . . . . . . . . . .      0.8           3.1           4.9
  Other interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     14.0          98.4           8.8
                                                                                 --------     ---------     ---------
    Total Fixed Charges before Adjustments *, **  . . . . . . . . . . . . . . .     14.8         101.5          13.7
                                                                                 --------     ---------     ---------

Adjustments:
  Gain/(Loss) on reacquired debt  . . . . . . . . . . . . . . . . . . . . . . .        -             -             -
                                                                                 --------      --------     ---------
    Total Fixed Charges . . . . . . . . . . . . . . . . . . . . . . . . . . . .     14.8         101.5          13.7
                                                                                 --------      --------     ---------


Ratio of Earnings Before Taxes to Fixed Charges . . . . . . . . . . . . . . . .    17.57          3.84         12.77
                                                                                 ========      ========     =========

                                                                                           Twelve Months
                                                                                         Ended December 31,
                                                                                       ---------------------
                                                                                         1991           1990
                                                                                       --------         ----
Consolidated Income (Loss) from Continuing Operations
 before Income Taxes and Cumulative Effect
 of Accounting Change   . . . . . . . . . . . . . . . . . . . . . . . . . . . .      (1,205.8)        162.6

Adjustments:
  Interest during construction  . . . . . . . . . . . . . . . . . . . . . . . .          (3.4)        (10.0)
  Distributed (Undistributed) equity income . . . . . . . . . . . . . . . . . .          (2.4)          2.9
  Fixed charges . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         139.9         182.5
                                                                                     ---------     ---------
    Earnings Available  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      (1,071.7)        338.0
                                                                                     ---------     ---------

Fixed Charges:
  Interest on long-term and short-term debt . . . . . . . . . . . . . . . . . .         112.4         170.6
  Other interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          27.6          10.5
                                                                                     ---------     ---------
    Total Fixed Charges before Adjustments *, **  . . . . . . . . . . . . . . .         140.0         181.1
                                                                                     ---------     ---------

Adjustments:
  Gain/(Loss) on reacquired debt  . . . . . . . . . . . . . . . . . . . . . . .          (0.1)          1.4
                                                                                     ---------     ---------
    Total Fixed Charges . . . . . . . . . . . . . . . . . . . . . . . . . . . .         139.9         182.5
                                                                                     ---------     ---------


Ratio of Earnings Before Taxes to Fixed Charges . . . . . . . . . . . . . . . .         N/A(a)         1.85
                                                                                     =========     =========



(a) To achieve a one-to-one coverage, the Corporation would need an additional $1,211.6 million of earnings.

 * This amount excludes approximately $212 million interest expense not recorded in the twelve months ended March 31, 1995, $177 million interest expense not recorded in the twelve months ended March 31, 1994 and $202 million, $174 million, $204 million and $86 million of interest expense not recorded for 1994, 1993, 1992 and 1991. Reference is made to the Statements of Consolidated Income for the quarterly period ended March 31, 1995, as reported in Form 10-Q


** This amount excludes $8.6 million of interest expense not recorded with respect to the registrant's guarantee of LESOP Trust's debentures for each of the twelve months ended March 31, 1995 and March 31, 1994. Also excluded are $8.6 million of interest expense not recorded with respect to the registrant's guarantee of LESOP Trust's debentures for each of the twelve months ended December 31, 1994, 1993, 1992, and 1991, and $6.7 million of interest expense not recorded with respect to the registrant's guarantee of LESOP Trust's debentures for the twelve months ended December 31, 1990. See Note 9 of Notes to Consolidated Financial Statements of the Corporation's Annual Report to Shareholders.